EXHIBIT 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

   The undersigned, Richard K. Matros, the Chief Executive Officer, of Sun Healthcare Group, Inc. (the "Company"), pursuant to 18 U.S.C. Section 1350, hereby certifies that:

(i)   the Annual Report on Form 10-K/A, Amendment No. 1, for the year ended December 31, 2003 of the Company (the "Report") fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 22, 2004	/s/ Richard K. Matros
Richard K. Matros

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

   The undersigned, Kevin W. Pendergest, the Chief Financial Officer, of Sun Healthcare Group, Inc. (the "Company"), pursuant to 18 U.S.C. Section 1350, hereby certifies that:

(i)   the Annual Report on Form 10-K/A, Amendment No. 1, for the year ended December 31, 2003 of the Company (the "Report") fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 22, 2004	/s/ Kevin W. Pendergest
Kevin W. Pendergest